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EXHIBIT 10.13

**Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text indicated by two asterisks "**". This Exhibit has been filed separately with the Secretary of the Commission without the ** pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 24b-2 of the Securities Exchange Act.

                                LICENSE AGREEMENT

     This Agreement, effective this 1st day of December, 1989 by and between Millipore Corporation, a corporation of the Commonwealth of Massachusetts having a place of business in Bedford, Massachusetts ("LICENSOR") and Cruachem Holdings Limited, a corporation of the United Kingdom having a place of business in Glasgow, Scotland ("LICENSEE").

RECITALS

     LICENSOR is the owner of United States Patent No. 4,725,677, issued February 16, 1988, entitled "Process for the Preparation of Oligonucleotides" (the "'677 Patent").

     LICENSEE is desirous of obtaining a license under the '677 Patent, and LICENSOR is willing to grant such license under the terms and conditions hereinafter set forth.

     In consideration of the above recitals and the mutual covenants and obligations set forth herein, the parties agree as follows:
ARTICLE I. DEFINITIONS

     1.1 "Licensed Patent" shall mean the '677 Patent, all reissues, continuations and extensions thereof, as well as all foreign patents and patent applications corresponding thereto.

     1.2 "Licensed Product" shall mean any product or process covered by a claim of any unexpired, issued Licensed Patent which has not been disclaimed, forfeited or held invalid by a decision beyond the right of review.

     1.3 "Net Sales" means the gross selling price of Licensed Product sold by LICENSEE less: (i) allowances for damaged and returned goods; (ii) discounts actually credited to customers; and (iii) sales and excise taxes actually paid by LICENSEE with respect to the sale of Licensed Product. The Net Sales of Licensed Product used, but not sold, by LICENSEE shall be calculated as though such Licensed Product had been sold by LICENSEE during the same time period to a third party in a "bona fide arms-length transaction. A Licensed Product is considered sold hereunder when invoiced or, if not invoiced, when shipped or mailed or otherwise delivered, or when paid for before delivery.

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ARTICLE II. GRANT

     2.1 LICENSOR hereby grants, subject to the terms and conditions herein, to LICENSEE and LICENSEE hereby accepts a non-exclusive, non-transferable license under the Licensed Patent to manufacture, use and sell Licensed Product.

     2.2 LICENSEE shall have no right to grant sublicenses under this Agreement. Notwithstanding the foregoing, LICENSEE shall have a right to grant sub-licenses under this Agreement to a company which is a subsidiary of or otherwise controlled by LICENSEE and only upon such terms as are herein contained for the performance and observance of obligations by LICENSEE, and LICENSEE shall notify LICENSOR of any such sub-license and provide evidence to LICENSOR of its subsidiary or controlled status.

ARTICLE III. ROYALTIES AND PAYMENTS

     3.1 In consideration of the rights granted by LICENSOR to LICENSEE under this Agreement, LICENSEE agrees to pay LICENSOR:

          (a) One-hundred thousand US dollars (US $100,000) payable in installments as set forth in Section 3.3 below.

          (b) A royalty of ** of Net Sales of all Licensed Product manufactured, used or sold by LICENSEE during the term of this Agreement.

     3.2 LICENSEE shall also pay to LICENSOR in installments at the times hereinafter provided an amount equal to (CONFIDENTIAL TREATMENT REQUESTED) of Net Sales of all Licensed Product manufactured, used or sold by LICENSEE (i) in the United States of America during the period February 16, 1986 through June 30, 1989 and (ii) worldwide during the period July 1, 1989 through November 30, 1989.

     3.3 Each of the installments referred to in Sections 3.l(a) and 3.2 shall together amount to $15,000 and the first payment shall be made at the time of execution of this Agreement. Subsequent payments of $15,000 shall be made within 45 days of the last day of February, May, August and November of each year commencing on February 28, 1990 and continuing until the payments called for in Sections 3.l(a) and 3.2 are paid in full. The first of such subsequent payments shall be accompanied by a written accounting of all Licensed Products manufactured, used or sold (i) in the United States of America for the period February 16, 1988 through June 30, 1989 and (ii) worldwide for the period July 1, 1989 through November 30, 1989 in sufficient detail to permit a calculation of the royalties due thereon.

ARTICLE IV. REMITTANCES, RECORDS AND REPORTS

     4.1 Commencing in 1990, LICENSEE agrees to deliver to LICENSOR within forty-five (45) days of the last day of February, May, August and November of each year during the term of this Agreement a written accounting of all Licensed Product used or sold by it during the preceeding three

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months in sufficient detail to permit a calculation of the royalties due thereon. LICENSEE agrees to accompany such accounting with the payment due thereon.

     4.2 LICENSEE agrees to maintain adequate records in sufficient detail to enable the royalties payable by LICENSEE hereunder to be determined. It is further agreed that LICENSOR shall have the right, at its own expense and during regular business hours no more than once in any calendar year during the term of this Agreement and for one (1) year thereafter, to have such records examined by an independent auditor acceptable to both LICENSOR and LICENSEE.

     4.3 Any payment hereunder which is made more than thirty (30) days past due sha11 be subject to interest payments calculated from the due date at the prime rate (i.e., the base rate on corporate 1oans given at large U.S. commercial banks) plus one percent (1%).

ARTICLE V. MOST FAVORED LICENSEE

     5.1 In the event that LICENSOR shall hereafter grant a license to a third party under the Licensed Patent at a more favorable royalty rate, LICENSEE shall have the right to substitute the more favorable royalty rate granted to such third party, but only if LICENSEE shall accept any less favorable terms that may be included in such license. Any change in royalty rate hereunder shell be by written amendment and shall be effective only for the period during which the more favorable royalty is in effect under such other license.

     5.2 The provisions of Section 5.1 shall not apply where:

          (a) LICENSOR has received, in lieu of or in addition to a cash royalty, a grant of proprietary rights, a license or immunity from suit, or other considerations in exchange for such license; or

          (b) A more favorable royalty is given only in consideration of the settlement of a claim of past infringement and does not apply in respect of future infringement.

ARTICLE VI. INFRINGEMENT

     6.1 If LICENSEE is charged with a claim of patent infringement through its sale of Licensed Product by a third party, and such claim substantially interferes with LICENSEE'S ability to exercise in a commercially reasonable manner its rights under this Agreement, LICENSEE shall give LICENSOR notice of such claim. If, after reasonable and diligent defense against such claim, including conferring with LICENSOR regarding the merits thereof, LICENSEE is required to obtain a license under the patent

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rights of such third party, LICENSEE may at its election reduce the royalty rate provided for in Section 3.1(b) by up TO fifty percent (50%), provided that said reduction shall be by no more than fifty percent (50%) of any royalties paid to such third party.

     6.2 The provisions of Section 6.1 shall not apply to any claim arising from U.S. Patent Nos. 4,458,066 and/or 4,415,722, or under any patent rights (domestic or foreign) issuing from or corresponding to said aforementioned patents.

ARTICLE VII. PATENT MARKING

     7.1 LICENSEE agrees to mark labels, product literature, and packages for Licensed Products which are sold with the following legend:

        "This product contains reagents manufactured under patent license from Millipore Corporation

        --U.S. Patent No. 4,725,677."

ARTICLE VIII. RESTRICTED WARRANTY AND INDEMNITY; INFRINGEMENT OF LICENSED PATENT AND MAINTENANCE

     8.1 LICENSOR warrants that it has full authority to enter into this Agreement and that it has no knowledge of any third party rights that would affect its ability to grant the license hereunder. However, LICENSOR makes no representation or warranty, express or implied, as to the validity of the Licensed Patent nor to the merchantability of Licensed Product that is sold by LICENSEE. LICENSOR does not assume any liability for any infringement or alleged infringement of any patent or other rights of third parties due to LICENSEE's activities under the license set forth herein.

     8.2 LICENSEE agrees to defend, indemnify and hold LICENSOR harmless from any claims of whatever nature arising from LICENSEE's making, using and/or selling Licensed Product unless such claims can be established to be based on LICENSOR's negligence.

     8.3 Should LICENSOR be made aware of any apparent infringement of the Licensed Patent upon receipt of written notice from LICENSEE to that effect by any of the following entities: Applied Biosystems, Inc.; Beckman Instruments, Inc.; Biosearch, Inc.; E.I. DuPont DeNemours & Co., Inc.; Pharmacia LKB Biotechnology AB; Sigma Chemical Company; Vega Biotechnologies, Inc.; American Bionetics, Inc., E Merck AG Damstadf; or Glen Research Corporation and any other person(s) or legal entity, corporate body or otherwise, which is not licensed by LICENSOR and which LICENSEE states is having a significant effect on its business in Licensed Product (collectively referred to herein as an

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"unlicensed entity"). LICENSOR shall provide LICENSEE written notice that such unlicensed entity has either (1) accepted a license, (2) been found not to infringe the Licensed Patent and the reasons therefor or (3) been contacted concerning its unlicensed use. In the event of item (3) above, LICENSOR will commence legal action for infringement against any such unlicensed entity if no satisfactory response is received within a reasonable period of time or if discussions become stalled for an unreasonable period of time.

     LICENSOR"S obligation to pursue action against an unlicensed entity shall only apply if LICENSEE can demonstrate that such unlicensed entity has annual net sales of Licensed Product which exceed $400,000, provided that if the unlicensed entity's annual net sales of Licensed Product do not exceed $400,000 and LICENSEE shall insist that LICENSOR take action then the costs of LICENSOR in taking such action as aforesaid will be paid by LICENSEE. In the event of LICENSOR being required by LICENSEE to take action against an unlicensed entity having net sales less than $400,OOO, LICENSOR shall assume full control over such action or any settlement thereof, and LICENSOR may terminate such action if LICENSEE fails to pay any invoice for legal expenses within 30 days of receipt from LICENSOR. LICENSOR shall be obligated to pursue only one infringement action at a time against an unlicensed entity, in an order to be solely determined by LICENSOR.

     8.4 LICENSOR will use its reasonable best efforts to ensure that all registrations of the Licensed Patent are maintained in full force and effect to protect the interests hereunder of LICENSEE.

ARTICLE IX.  TERM AND TERMINATION


     9.1 Unless earlier terminated as provided in this Article IX, this Agreement shall continue in full force and effect until February 16, 2005.

     9.2 LICENSEE shall have the right to terminate this Agreement and surrender the license granted hereunder at any time upon ninety (90) days written notice to LICENSOR.

     9.3 If LICENSEE defaults in the performance of any of the obligations under this Agreement including the failure to make any of the payments provided for in
Article III at the times specified therein and such default is not cured within thirty (30) days after LICENSOR has given to LICENSEE written notice specifying the nature of the default, LICENSOR shall have the right to terminate this Agreement by giving written notice of termination to LICENSEE. Upon the receipt of such notice of termination by LICENSEE this Agreement shall immediately terminate.

     9.4 If during the term of this Agreement, LICENSEE becomes bankrupt or insolvent, or if the business of LICENSEE is placed in the hands of a receiver or trustee, whether by voluntary act of LICENSEE or otherwise, this Agreement shall immediately terminate.

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     9.5 The termination of this Agreement for any reason shall be without prejudice to LICENSOR's right to receive all payments accrued and unpaid at the effective date of such termination and to the remedy of either party hereto with respect to any previous breach or default in respect to any of the covenants contained herein.

ARTICLE X.  NOTICE

     10.1 Any notice or other communication relating to this Agreement shall be sent by registered mail or overnight express prepaid to the address of the party to be served therewith which is shown below and shall be deemed to have been given upon the date the notice or communication was mailed:

     If to LICENSOR:                    Millipore Corporation
                                        80 Ashby Road
                                        Bedford, Massachusetts 01730
                                        Attention: General Counsel

     If to LICENSEE:                    Cruachem Holdings Limited
                                        Todd Campus
                                        West of Scotland Science Park
                                        Acre Road
                                        Glasgow G20 OVA
                                        Scotland

ARTICLE XI. RIGHT OF ASSIGNMENT

     11.1 Neither this Agreement nor any of the rights and powers created herein may be assigned, in whole or in part, by either party hereto, without the written consent of the other party and any attempted assignment or transfer thereof without such consent shall be void, except that without securing such prior written consent, either party may assign this Agreement to a successor of all or substantially all of the business and good will in Licensed Patent or Licensed Product by giving the other party thirty (30) days written notice thereof.

ARTICLE XII. GENERAL PROVISIONS

     12.1 This Agreement is binding upon and inures to the benefit of the parties hereto. This Agreement and the license granted herein is personal to LICENSEE and cannot be assigned or transferred by LICENSEE except as provided for in Article XI.

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     12.2 This Agreement is to be construed under the laws of the Commonwealth of Massachusetts.

     12.3 This Agreement constitutes the entire agreement between the parties hereto and there are no representations or warranties of any kind not expressly set forth herein. No modification, amendment or waiver of any of its provisions shall have any force or effect unless it be in writing and signed by the parties to be bound thereby.

     12.4 This Agreement has been drafted on the basis of mutual understanding and neither party shall be prejudiced as the draftor thereof.

     12.5 The waiver by either LICENSOR or LICENSEE of any right or failure to perform or of any breach by the other shall not be deemed as a waiver of any other right hereunder or of any other breach of failure by the other, whether of a similar nature or otherwise.

     12.6 If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate counterparts in their behalf by an authorized representative as of the date and year first above written.

        MILLIPORE CORPORATION           CRUACHEM HOLDINGS LIMITED
           (LICENSOR)                           (LICENSEE)

        By /s/ [ILLEGIBLE]                By /s/ Ian Wilke
           --------------------------        -------------------------------
        Title President                   Title Chief Executive
              -----------------------           ----------------------------
              Millipore-Bioresearch
               Division

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